Exhibit 1

                             JOINT FILING AGREEMENT

                                November 9, 2005



The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Shares of ZIM Corporation is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.



                                                     MICHAEL COWPLAND

                                                     /s/ Michael Cowpland
                                                     ---------------------------

                                                     MARLEN COWPLAND

                                                     /s/ Marlen Cowpland
                                                     ---------------------------

                                                     160879 CANADA INC.

                                                     By:  /s/ Marlen Cowpland
                                                     ---------------------------
                                                     Marlen Cowpland
                                                     Its President